Exhibit 99.1

Monotype Imaging Completes Acquisition of Bitstream’s Font Business

WOBURN, Mass., March 19, 2012 – Monotype Imaging Holdings Inc. (Nasdaq: TYPE), a leading global provider of text imaging solutions, today announced it has completed its acquisition of Bitstream Inc.’s font business in an all cash merger valued at approximately $50 million, subject to adjustments based on the closing net asset value of the company.

“This is a great day in our history,” said Doug Shaw, president and chief executive officer of Monotype Imaging. “Our mission is to be the first place to turn for typefaces, technology and expertise that enable the best user experience and ensure brand integrity regardless of device, platform or language. We’re excited to welcome Bitstream’s team of experts to Monotype Imaging – professionals who care as passionately about type as we do.”

Monotype Imaging’s global reach and financial strength, combined with Bitstream’s strong online font store and OEM business, position Monotype Imaging to serve broader markets, while addressing a wider range of customer needs. The acquisition is expected to strengthen Monotype Imaging’s products and services, while providing customers with improved choice and flexibility.

Included in the acquisition is the popular MyFonts.comsm website, featuring 89,000 fonts from nearly 900 foundries, in addition to the widely used WhatTheFontsm identification service. The transaction also includes the Bitstream® typeface library, the company’s Font Fusion® and Bitstream Panorama™ font rendering and layout technologies, a range of fonts for embedded and mobile environments, and 10 patents. Thirteen employees from Bitstream’s U.S. operations, in addition to 42 Bitstream engineers and type designers who work in Noida, India, are joining Monotype Imaging, providing the company with an expanded global presence.

Expected financial impact from the acquisition of Bitstream’s font business

Based on the timing of the close of the acquisition of Bitstream’s font business, Monotype Imaging expects the financial impact to be immaterial to the first quarter of 2012 and is reiterating the financial guidance that was provided on Feb. 16, 2012. For the first quarter, the company continues to expect revenue in the range of $32.5 million to $34.0 million, non-GAAP net adjusted EBITDA in the range of

$13.5 million to $14.5 million, GAAP earnings per diluted share in the range of $0.15 to $0.17 and non-GAAP earnings per diluted share in the range of $0.21 to $0.23.

For the full year 2012, Monotype Imaging expects Bitstream’s font business to contribute approximately $13.0 million to $14.0 million in revenue and $2.0 million to $3.0 million in net adjusted EBITDA. The full year 2012 impact from the Bitstream acquisition includes the purchase accounting write-down of deferred revenue, the alignment of Bitstream’s revenue recognition policies with Monotype Imaging’s policies and integration costs. Total revenue is now expected to be in the range of $146.0 million to $151.0 million, up from prior guidance of $133.0 million to $137.0 million. Net adjusted EBITDA is now expected to be in the range of $59.0 million to $63.0 million, up from prior guidance of $57.0 million to $60.0 million. The acquisition is expected to be neutral to GAAP earnings per diluted share in the range of $0.68 to $0.73, and non-GAAP earnings per diluted share is now expected to be in the range of $0.96 to $1.01, up from prior guidance of $0.93 to $0.98.

A reconciliation of GAAP measures to non-GAAP measures for the three months ended March 31, 2012 and the full year 2012 is provided in the financial tables that accompany this release.

Conference call details

Monotype Imaging will host a conference call for financial analysts and shareholders tomorrow, March 20, 2012, at 8:00 a.m. EDT to discuss the company’s acquisition of Bitstream’s font business. Individuals who are interested in listening to the audio webcast should go to the Investor Relations portion of the About Us section of Monotype Imaging’s website at www.monotypeimaging.com. The live call can also be accessed by dialing 1-866-225-8754 (domestic) or 1-480-629-9818 (international) using passcode 4525767. If individuals are unable to listen to the live call, the audio webcast will be archived in the Investor Relations portion of the company’s website for one year.

Forward-looking statements

This press release contains certain forward-looking statements about Monotype Imaging, including statements that involve risks and uncertainties concerning Monotype Imaging’s operation of Bitstream’s business after the acquisition. Actual events or results may differ materially from those described, expressed or implied in this press release due to a number of risks and uncertainties, many of which are beyond the control of Monotype Imaging. The potential risks and uncertainties include, among others, risks related to our ability to integrate the Bitstream business with Monotype Imaging’s business, the possibility that the financial performance of the business will fail to meet expectations, general economic conditions, industry specific conditions and the possibility that Monotype Imaging may be adversely affected by other economic, business or competitive factors. In addition, information is available in the documents that Monotype Imaging and Bitstream, respectively, file with the SEC on Forms 10-K, 10-Q and 8-K. These filings identify and address other important factors that could cause Monotype Imaging’s financial and operational results to differ materially from those contained in the forward-looking statements set forth in this document. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or the financial condition of Monotype Imaging. The company is under no duty to update any of the forward-looking statements after the date of this press release to conform to actual results.

About Monotype Imaging

Monotype Imaging combines technology with design to help the world communicate. Based in Woburn, Mass. with offices in the U.S., Europe and Asia, Monotype Imaging brings text imaging and graphical user interface capabilities to consumer electronics devices such as laser printers, copiers, mobile phones, e-book readers, tablets, automotive displays, digital cameras, navigation devices, digital televisions, set-top boxes and consumer appliances. The company also provides printer drivers, page description language interpreters, printer user interface technology and color imaging solutions to printer manufacturers and OEMs (original equipment manufacturers). Monotype Imaging technologies are combined with access to more than 15,000 typefaces from the Monotype®, Linotype® and ITC® typeface libraries – home to some of the world’s most widely used designs, including the Times New Roman®, Helvetica®, Frutiger® and ITC Franklin Gothic™ typefaces. Fonts are licensed to creative, business and Web professionals through e-commerce portals, direct and indirect sales and custom design services. Monotype Imaging offers industry-standard font solutions that support all of the world’s major languages. Information about Monotype Imaging can be found at www.monotypeimaging.com.

Monotype is a trademark of Monotype Imaging Inc. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. Times New Roman is a trademark of The Monotype Corp. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. Linotype is a trademark of Linotype GmbH registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. Helvetica and Frutiger are trademarks of Linotype Corp. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions in the name of Linotype Corp. or its licensee Linotype GmbH. ITC is a trademark of International Typeface Corp.

registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. ITC Franklin Gothic is a trademark of International Typeface Corp. and may be registered in certain jurisdictions. Font Fusion, Pageflex and BOLT are either registered trademarks or trademarks of Marlborough Software Development Holdings Inc. Bitstream, WhatTheFont and Panorama are registered trademarks or trademarks of Bitstream Inc. MyFonts and MyFonts.com are registered service marks of Bitstream Inc. All other trademarks are the property of their respective owners. ©2012 Monotype Imaging Holdings Inc. All rights reserved.

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FREQUENTLY ASKED QUESTIONS

1.	Who is Bitstream?

Bitstream was founded in 1981 as a font foundry and evolved to developing software and applications for the graphic arts and mobile communications industries. Bitstream’s fonts and font technologies enabled device manufacturers and application developers to render the highest-quality text in any language, on any device, at any resolution. Bitstream’s MyFonts brand is one of the world’s leading online providers of fonts to consumers.

2.	Which parts of Bitstream’s business did Monotype Imaging acquire?

Monotype Imaging has acquired Bitstream’s font business, which comprises e-commerce solutions and OEM technologies. Solutions include Bitstream’s popular MyFonts.com website, featuring 89,000 fonts from nearly 900 foundries, and Bitstream’s acclaimed WhatTheFont identification service, in addition to the Bitstream typeface library. OEM assets include Bitstream’s Font Fusion and Bitstream Panorama font rendering and layout technologies, as well as a range of fonts for embedded and mobile environments. Monotype Imaging has also acquired 10 patents, covering areas from OEM technologies to Bitstream’s WhatTheFont application.

3.	Why did Monotype Imaging acquire the font business of Bitstream?

Monotype Imaging’s mission is to be the first place to turn for typefaces, technology and expertise that enable the best user experience and ensure brand integrity regardless of device, platform or language. The addition of Bitstream’s font business is expected to enhance Monotype Imaging’s ability to accelerate growth across its customer base, expand the company’s IP and capture emerging opportunities, particularly in Web font services and Monotype Imaging’s Display Imaging business. In addition, the company believes that its global reach and financial strength combined with Bitstream’s renowned MyFonts website and OEM business now position Monotype Imaging to serve broader markets, while continuing to deliver high-quality experiences on any publishing medium, platform or device.

4.	What is the background that led to the acquisition?

In September of 2010, Bitstream announced that it had hired a financial advisory company to advise Bitstream with respect to business opportunities for enhancing shareholder value. Monotype Imaging’s interest in Bitstream’s font business stemmed from a fundamental passion for type, which is at the center of Monotype Imaging’s expertise. When the opportunity was presented to pursue Bitstream’s font business, Monotype Imaging saw this as natural fit. For example, Bitstream’s approach to serving broad markets by way of new and distinctive typefaces is expected to complement Monotype Imaging’s strength in leveraging its historic, classic type collections and multilingual offering to meet the needs of corporations and brands.

Monotype Imaging believes the acquisition will dovetail effectively with the company’s team, technology and culture.

5.	What parts of Bitstream did Monotype Imaging not acquire?

Monotype Imaging did not acquire Bitstream’s BOLT™ mobile browsing and Pageflex® variable data publishing technologies. As part of the agreement to acquire Bitstream’s font business, these other businesses were spun out to form a new public company, Marlborough Software Development Holdings.

6.	What were the financial terms of the transaction?

Monotype Imaging acquired Bitstream’s font business in an all cash merger valued at approximately $50 million, which included adjustments based on the closing net asset value of Bitstream. To fund the acquisition, Monotype Imaging drew $25 million on the company’s revolving line of credit.

7.	How many Bitstream employees are joining Monotype Imaging?

Thirteen employees have joined Monotype Imaging from Bitstream’s U.S. operation, in addition to 42 engineers and type designers in Noida, India.

8.	How are customers expected to benefit from the acquisition?

Monotype Imaging believes the acquisition will enhance the company’s e-commerce and Web font businesses through a greater selection of fonts and technology solutions. For example, Monotype Imaging intends to support, promote and grow the MyFonts brand and website, which is the resource of choice for a strong community of loyal customers. Monotype Imaging anticipates that OEMs will also have access to a greater portfolio of solutions, particularly in the company’s Display Imaging business. In addition, resources in India will not only contribute to development and R&D functions but also custom type design, particularly for Indic markets.

9.	How is Monotype Imaging integrating Bitstream’s font business?

Now that the acquisition has closed, Monotype Imaging is beginning to integrate and work with Bitstream’s products, services and personnel. Talent from Bitstream is expected to positively impact Monotype Imaging’s e-commerce and type design and development teams, as well as Display Imaging sales. The company’s development and quality engineering resources have expanded substantially, with the addition of 42 employees in India, who will continue to work from the development facility in Noida.

10.	What will happen to MyFonts?

MyFonts is recognized as one of the top e-commerce font websites in the world. It features the WhatTheFont identification service, which enables people to quickly and easily identify fonts. Unknown fonts are submitted as images, which are then identified by Bitstream or people who use the site. Bitstream cultivated an active creative community, helping to drive exciting, innovative design. The company also delivered an excellent user experience and gave type designers considerable control over the work and business. Monotype Imaging intends to maintain MyFonts.com, with an eye toward supporting and extending the best aspects of MyFonts within the company’s cloud-based offerings.

11.	How will Bitstream’s OEM business be integrated?

Bitstream brings to Monotype Imaging highly experienced OEM professionals and a complementary customer base that maps directly into the markets Monotype Imaging serves,

particularly in Display Imaging. The acquisition opens opportunity to expand within Bitstream OEM accounts to provide additional value, while adding depth to Monotype Imaging’s family of OEM products and services.

12.	Will Bitstream agreements continue to be honored?

Monotype Imaging will continue to honor the terms and conditions of all existing agreements for current Bitstream customers.

Additional information about the merger is available on the SEC website by accessing Monotype Imaging’s Form 8-K, which announces the transaction and includes the merger agreement.

MONOTYPE IMAGING HOLDINGS INC.

OTHER INFORMATION

RECONCILIATION OF CURRENT FORECASTED GAAP EARNINGS PER DILUTED SHARE TO FORECASTED NON-GAAP EARNINGS PER DILUTED SHARE

(Unaudited and in thousands, except share and per share data)

	Low End of Guidance	High End of Guidance
	2012	2012
GAAP net income	$25,300	$27,300
Amortization, net of tax	6,400	6,400
Share-based compensation, net of tax	4,200	4,200

Non-GAAP net income	35,900	37,900

GAAP earnings per diluted share	$0.68	$0.73
Amortization, net of tax, per diluted share	0.17	0.17
Share-based compensation, net of tax, per diluted share	0.11	0.11

Non-GAAP earnings per diluted share	$0.96	$1.01

Weighted average diluted shares used to compute non-GAAP earnings per share	37,500,000	37,500,000

Assumes 36% effective tax rate.

MONOTYPE IMAGING HOLDINGS INC.

RECONCILIATION OF PREVIOUSLY FORECASTED GAAP EARNINGS PER DILUTED SHARE TO FORECASTED NON-GAAP EARNINGS PER DILUTED SHARE

(Unaudited and in thousands, except share and per share data)

	Low End of Guidance	High End of Guidance
	2012	2012
GAAP net income	$25,300	$27,300
Amortization, net of tax	5,200	5,200
Share-based compensation, net of tax	4,200	4,200

Non-GAAP net income	34,700	36,700

GAAP earnings per diluted share	$0.68	$0.73
Amortization, net of tax, per diluted share	0.14	0.14
Share-based compensation, net of tax, per diluted share	0.11	0.11

Non-GAAP earnings per diluted share	$0.93	$0.98

Weighted average diluted shares used to compute non-GAAP earnings per share	37,500,000	37,500,000

Assumes 36% effective tax rate.

MONOTYPE IMAGING HOLDINGS INC.

RECONCILIATION OF PREVIOUSLY FORECASTED GAAP OPERATING INCOME TO FORECASTED NON-GAAP NET ADJUSTED EBITDA

(Unaudited and in thousands)

	Low End of Guidance	High End of Guidance
	2012	2012
GAAP operating income	$41,200	$44,200
Depreciation and amortization	9,300	9,300
Share-based compensation	6,500	6,500

Non-GAAP net adjusted EBITDA	$57,000	$60,000

MONOTYPE IMAGING HOLDINGS INC.

RECONCILIATION OF CURRENT FORECASTED GAAP OPERATING INCOME TO FORECASTED NON-GAAP NET ADJUSTED EBITDA

(Unaudited and in thousands)

	Low End of Guidance	High End of Guidance
	2012	2012
GAAP operating income	$41,300	$45,300
Depreciation and amortization	11,200	11,200
Share-based compensation	6,500	6,500

Non-GAAP net adjusted EBITDA	$59,000	$63,000

MONOTYPE IMAGING HOLDINGS INC.

RECONCILIATION OF FORECASTED GAAP EARNINGS PER DILUTED SHARE TO FORECASTED NON-GAAP EARNINGS PER DILUTED SHARE

(Unaudited and in thousands, except share and per share data)

	Low End of Guidance	High End of Guidance
	Q1 2012	Q1 2012
GAAP net income	$5,700	$6,200
Amortization, net of tax	1,300	1,300
Share-based compensation, net of tax	1,100	1,100

Non-GAAP net income	$8,100	$8,600

GAAP earnings per diluted share	$0.15	$0.17
Amortization, net of tax, per diluted share	0.03	0.03
Share-based compensation, net of tax, per diluted share	0.03	0.03

Non-GAAP earnings per diluted share	$0.21	$0.23

Weighted average diluted shares used to compute non-GAAP earnings per share	37,300,000	37,300,000

Assumes 37% effective tax rate.

MONOTYPE IMAGING HOLDINGS INC.

RECONCILIATION OF FORECASTED GAAP OPERATING INCOME TO FORECASTED NON-GAAP NET ADJUSTED EBITDA

(Unaudited and in thousands)

	Low End of Guidance	High End of Guidance
	Q1 2012	Q1 2012
GAAP operating income	$9,400	$10,400
Depreciation and amortization	2,300	2,300
Share-based compensation	1,800	1,800

Non-GAAP net adjusted EBITDA	$13,500	$14,500

Contacts:

Monotype Imaging Inc.

Vikki Quick, 781-970-6115

vikki.quick@monotypeimaging.com

Investor Relations:

Staci Mortenson, 781-970-6120

ir@monotypeimaging.com